Exhibit 10.22

Execution Copy

EMAK WORLDWIDE, INC.

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of November 21, 2006 and entered into by and among EMAK WORLDWIDE, INC., a Delaware corporation (“EMAK”), EQUITY MARKETING, INC., a Delaware corporation (“EMI”), LOGISTIX MARKETING, INC. (f/k/a SCI PROMOTION, INC.), a Delaware corporation (“LMI”), LOGISTIX RETAIL, INC. (f/k/a POP ROCKET, INC.), a Delaware corporation (“LRI”), LOGISTIX, INC., a Delaware corporation (“Logistix”), UPSHOT, INC., a Delaware corporation (“Upshot”), EMAK WORLDWIDE SERVICE CORP., a Delaware corporation (“EMAK Worldwide”), CORINTHIAN MARKETING, INC., a Delaware corporation (“Corinthian”), JOHNSON GROSSFIELD, INC., a Delaware corporation (“Johnson”) and EQUITY MARKETING HONG KONG, LTD., a Delaware corporation (“Equity Marketing” and together with EMAK, EMI, LMI, LRI, Logistix, Upshot, EMAK Worldwide, Corinthian, Johnson and future Subsidiaries thereunder, collectively referred to as “Borrowers”, and individually as a “Borrower”), the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for Lenders (“Agent”), and is made with reference to that certain Loan Agreement dated as of March 29, 2006, as amended by that certain First Amendment to Loan and Security Agreement dated as of May 10, 2006 and that certain Second Amendment to Loan and Security Agreement dated as of August 11, 2006 (as so amended, the “Loan Agreement”), by and among Borrowers, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Loan Agreement.

RECITALS

WHEREAS, Borrowers and Lenders desire to amend the Loan Agreement as set forth below; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.	AMENDMENTS TO LOAN AGREEMENT
1.1	Amendments to Section 1.1: Definitions

(A)         Section 1.1 of the Loan Agreement is hereby amended by adding thereto the following definition, which shall be inserted in proper alphabetical order:

Extension Agreement - that certain Exchange and Extension Agreement dated as of June 30, 2006 by and between Crown and EMAK, as may be amended from to time to the extent permitted under Section 10.2.21.

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(B)         Section 1.1 of the Loan Agreement is hereby further amended by deleting the definition of the terms set forth below and substituting therefor the following definitions:

Fixed Charges - for any period, the sum of cash interest expense paid or payable, Capital Expenditures, principal payments made on Borrowed Money (other than repayments of principal under this Agreement), net cash taxes paid or payable during such period (but in any event not less than zero) and Restricted Payments made (excluding (i) Restricted Payments made to the extent permitted under Section 10.2.4(b) and (c), it being understood that such exclusion shall not exclude from Fixed Charges interest expense, Capital Expenditures, principal payments or taxes paid with such Restricted Payments, and (ii) payments of dividends to Crown with respect to Preferred Stock made prior to March 29, 2006); provided however, that Fixed Charges shall not include Applicable Margin related to the Specified Borrowing Portion and the Specified Borrowing Portion fee payable pursuant of Section 4(E) of the Second Amendment only to the extent such payments are deducted from the calculation of EBITDA.

Related Documents - the Securities Purchase Agreement, the Warrants, the Registration Rights Agreement, the Certificate of Designation, the Extension Agreement, the Xbox Agreements, the BK Services Agreements, the BK Supply Agreements, the Other Customer Agreements, any other BK Agreements, and the RSI Supply Agreements.

1.2	Amendments to Section 10: Covenants and Continuing Agreements

Section 10.3.1 of the Loan Agreement is hereby amended by inserting the word “negative” after the phrase “no less than” in clause (ii) thereof.

Section 2.	CONDITIONS TO EFFECTIVENESS

Section 1 of this Agreement shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Third Amendment Effective Date”):

(A)         Borrowers shall have delivered to Lenders (or to Agent for Lenders) executed copies of this Agreement;

(B)         Borrowers shall have delivered to Lenders (or to Agent for Lenders), with respect to each Borrower, a Secretary’s Certificate, in form and substance reasonably satisfactory to Agent and dated the Third Amendment Effective Date, certifying that (1) the Organic Documents of each Borrower, as delivered to Agent on the Closing Date, are in full force and effect and have not been amended or modified in any respect since the Closing Date (except for the Organic Documents of each of LMI and LRI, which are in full force and effect and have not been amended or modified in any respect since the Second Amendment Effective Date), (2) the resolutions of the Board of Directors of each Borrower authorizing execution and delivery of this Agreement are true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Agreement, and (3) to the title, name and signature of each Borrower authorized to sign this Agreement.

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(C)         Agent shall have received all of Agent’s reasonable costs and expenses as described in Section 3.2 of the Loan Agreement incurred by Agent (including, without limitation, the reasonable fees and disbursements of O’Melveny & Myers LLP) in connection with this Amendment and the documents and transactions related hereto, and any fees separately agreed upon between Borrowers and Agent; and

(D)         All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Amendment or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for Agent.

Section 3.	BORROWERS’ REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and thereby amend the Loan Agreement in the manner provided herein, each Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

3.1          Corporate Power and Authority. Each Borrower has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Loan Agreement as amended by this Agreement (as so amended, the “Amended Agreement”).

3.2          Authorization of Agreements. The execution and delivery of this Agreement and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each of the Borrowers.

3.3          No Conflict. The execution and delivery by the Borrowers of this Agreement and the performance by Borrowers of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrowers, the Organic Documents of the Borrowers or any order, judgment or decree of any court or other agency of government binding on the Borrowers, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrowers, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrowers (other than Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person, whether under any Contractual Obligation of the Borrowers or otherwise.

3.4          Governmental Consents. The execution and delivery by the Borrowers of this Agreement and the performance by the Borrowers of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

3.5          Binding Obligation. This Agreement and the Amended Agreement are, together, the legal, valid and binding obligation of each of the Borrowers, enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles, and any instrument or agreement required hereunder or by the Amended

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Agreement, in each case, when executed and delivered, will be similarly valid, binding and enforceable.

3.6          Incorporation of Representations and Warranties From Loan Agreement. The representations and warranties contained in Section 9 of the Loan Agreement are true, correct and complete in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

3.7          Absence of Default. No event has occurred and is continuing or will result from the consummation of this Agreement that would constitute an Event of Default or a Default.

Section 4.	MISCELLANEOUS

4.1          Reference to and Effect on the Loan Agreement and the Other Loan Documents.

(A)         On and after the Third Amendment Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other documents entered pursuant to the Loan Agreement to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Amended Agreement.

(B)         Except as specifically amended by this Agreement, the Loan Agreement and the other documents entered pursuant to the Loan Agreement shall remain in full force and effect and are hereby ratified and confirmed.

(C)         The execution, delivery and performance of this Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under the Loan Agreement or any of the other Loan Documents.

4.2          Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

4.3          California Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of California, without regard to conflicts of laws principles.

4.4          Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement (other than the provisions of Sections 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become

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effective upon the execution of a counterpart hereof by the Borrowers and Lenders and receipt by the Borrowers and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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4.5                        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

EMAK WORLDWIDE, INC.

EQUITY MARKETING, INC.

LOGISTIX MARKETING, INC.

LOGISTIX RETAIL, INC.

LOGISTIX, INC.

UPSHOT, INC.

EMAK WORLDWIDE SERVICE CORP.

CORINTHIAN MARKETING, INC.

JOHNSON GROSSFIELD, INC.

EQUITY MARKETING HONG KONG, LTD.

By:	/s/ Michael Sanders
Title:	Vice President, Finance
Address:
6330 San Vicente Blvd.
Los Angeles, CA 90048

Attn: Michael Sanders
Telecopy: 323-932-4324

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AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and Lender

By:	/s/ Blair K. Mertens
Title:	Vice President
Address:
BABC
55 South Lake Ave., 900
Pasadena, CA 91101
Attn: Blair K. Mertens
Telecopy: 626-584-4603

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